SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of report (Date of earliest event reported): July 23, 1998

                                APTARGROUP, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                  State or Other Jurisdiction of Incorporation


                               1-11846 36-3853103
          (Commission File Number) (I.R.S. Employer Identification No.)


            475 W. Terra Cotta Ave., Suite E, Crystal Lake, IL 60014
               (Address of Principal Executive Offices) (Zip Code)


       Registrant's Telephone Number, Including Area Code: (815) 477-0424


 ______________________________________________________________________________
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.

     On July 23, 1998 the Registrant announced that its Board of Directors had declared a two-for-one stock split (the "Stock-Split") to be effected by a 100% stock dividend to be distributed on August 25, 1998 (the "Distribution Date") to stockholders of record of the Registrant's Common Stock, $.01 value ("Common Stock"), as of the close of business on August 4, 1998.

     In  accordance  with the Rights  Agreement  dated as of April 6,  1993 (the
"Rights Agreement") between the Company and ChaseMellon Shareholder Services, L.L.C. (successor to Chemical Bank), as Rights Agent, each share of Common Stock is currently accompanied by one Preferred Stock Purchase Right (a "Right"). Each Right, after it becomes exercisable and until such time as it expires or is redeemed, entitles the holder to purchase from the Company one one-thousandth (1/1000) of a share of the Company's Series A Junior Participating Preferred Stock ("Preferred Stock") at an exercise price of $70 per Right. The redemption price is $.01 per Right.

     As a result of the Stock Split and pursuant to Section 11(o) of the Rights Agreement, effective as of the Distribution Date, each Right, after it becomes exercisable and until such time as it expires or is redeemed, will entitle the holder to purchase from the Company one two-thousandth (1/2000) of a share of Preferred Stock at an exercise price of $35.00 per Right. Pursuant to
Section 23(a) of the Rights Agreement, effective as of the Distribution Date, the redemption price will be $.005 per Right.

     As a result of the Stock Split and pursuant to the Certificate of Designations establishing the Preferred Stock, effective as of the Distribution
Date: (i) each share of Preferred Stock will be entitled to quarterly dividends equal to the greater of $20 or 2,000 times the aggregate per share amount of all dividends declared on the Common Stock during the quarter, (ii) each share of Preferred Stock will be entitled to 2,000 votes on all matters submitted to a vote of the Company's stockholders and (iii) each share of Preferred Stock will be entitled to receive payment upon any liquidation, dissolution or winding up of the Company, the greater of $20.00 or 2,000 times the amount to be distributed per share to holders of shares of Common Stock.

     The Rights Agreement, including the form of Certificate of Designations establishing the Preferred Stock which is Exhibit A thereto, was filed as
Exhibit 6.3 to the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on April 5, 1993. Reference is made to the Rights Agreement for a more complete description of the terms of the Rights.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  July 31, 1998


                                                 APTARGROUP, INC.



                                            By:  ___________________________
                                                 Stephen J. Hagge
                                                 Executive Vice President and
                                                 Chief Financial Officer,
                                                 Secretary and Treasurer